EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Gartner, Inc.:
     We consent to the incorporation by reference in this Registration Statement of Gartner, Inc. on Form S-8 pertaining to the Amended and Restated Gartner 2003 Long-Term Incentive Plan of our reports dated March 16, 2005, with respect to the consolidated balance sheets of Gartner, Inc. as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders’ equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the two-year period ended December 31, 2004, the three-month period ended December 31, 2002, and the year ended September 30, 2002, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Gartner, Inc.
/s/ KPMG LLP
New York, New York
August 9, 2005

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